UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) For the reasons discussed below, on August 4, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, after consultation with management of the Company, Macias Gini & O’Connell LLP (“MGO”), the Company’s current independent registered public accounting firm, and Warren Averett, LLC (“Warren Averett”), the Company’s former independent registered public accounting firm, determined that the Company’s previously issued consolidated audited financial statements for (1) the fiscal year ended May 31, 2021, which were included in the Company’s Annual Report on Form 10-K filed on July 30, 2021, and (2) the Company’s previously issued unaudited interim consolidated financial statements as of and for the quarters ended November 30, 2020, February 28, 2021, August 31, 2021, November 30, 2021, and February 28, 2022, will be restated and, accordingly, that the foregoing financial statements should no longer be relied upon.

In its Annual Report on Form 10-K for the fiscal year ended May 31, 2022, to be filed no later than August 15, 2022, the Company will file restated financial statements as of and for the periods ended: November 30, 2020, February 28, 2021, May 31, 2021, August 31, 2021, November 30, 2021, and February 28, 2022.

During the preparation and audit of the annual financial statements as of and for the fiscal year ended May 31, 2022, the Company concluded that a material error was identified in how the Company was accounting for common stock issued to settle certain convertible note obligations dating back to fiscal year 2021. The Company had been accounting for these transactions in accordance with debt extinguishment accounting. However, although the contractual terms did not explicitly describe the transactions as induced conversions, the transactions should be accounted for as induced conversions rather than extinguishments of debt and are therefore subject to induced conversion accounting.

The Company anticipates that the restatement for these errors will result in changes of previously reported non-cash loss on convertible debt settlement, additional paid-in capital, accumulated deficit and net loss as follows in each presented period:

(Understatement) overstatement (in thousands)	3-month fiscal period ended	Fiscal year-to-date ended
November 30, 2020	$(2,555)	$(2,555)
February 28, 2021	$7,625	$5,070
May 31, 2021	$(24,305)	$(19,235)
August 31, 2021	$(13,879)	$(13,879)
November 30, 2021	$(3,473)	$(17,352)
February 28, 2022	$(8,957)	$(26,309)

The Company also anticipates the errors will have an impact on loss per share. The errors had no impact on operating loss, cash, net cash used in or provided by operating, financing, and investing activities, assets, liabilities, commitments and contingencies, total stockholders’ (deficit) equity, number of shares issued and outstanding, basic and diluted weighted average common shares outstanding, and number of shares available for future issuance for any of the affected periods. Going forward, we expect to continue to account for similar inducement transactions, in which common stock is issued to settle certain convertible notes, if any, as induced conversions, which may have an adverse effect on our results of operations.

In connection with the restatement, the Company’s Principal Executive Officer and Principal Financial Officer have determined that a material weakness in the Company's internal control over financial reporting existed as of August 31, 2020, February 28, 2021, May 31, 2021 and August 31, 2021.

The Company’s Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K with MGO and Warren Averett.

Forward-Looking Statements:

The information included in this report regarding the material weakness in the Company’s internal control over financial reporting, errors and other issues resulting in the restatement of certain of the Company’s financial statements, and the effects of such events on the Company’s financial condition and results of operations, includes forward-looking statements that are subject to risks and uncertainties that may cause actual results or circumstances to differ from those expressed or implied by our forward-looking statements. Additional considerations and other important risk factors affecting the Company's business are described in the Company's reports on Forms 10-K and 10-Q and other filings with the SEC. The forward-looking statements in this report speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: August 5, 2022	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer